Exhibit 99.1

Apollo Investment Corporation Announces Lenders’ Commitments To Extend Credit Facility

New York, NY – December 8, 2009 – Apollo Investment Corporation (the “Company”) (NASDAQ: AINV) announced today that it has received commitments from its existing lenders sufficient to effect the amendment of its existing senior secured, multi-currency, revolving credit facility (the “Facility”). The Company believes it strategically desirable to extend its Facility sufficiently in advance of its current maturity in April 2011 and has received commitments of approximately $1.2 billion from its existing lenders. The amended Facility maturing in April 2013 will allow the Company to seek to increase commitments up to an aggregate amount of $2.0 billion. The commitments available through April 13, 2011 will aggregate approximately $1.6 billion. Upon completion of the amended Facility, outstanding borrowings on the extended commitments will be priced at Libor + 300 basis points while outstanding borrowings on the remaining commitments will continue to be priced at Libor + 100. As of September 30, 2009, the Company had $902 million of outstanding borrowings on its Facility. The Facility will continue to complement the Company’s equity capital to make additional portfolio investments and for general corporate purposes. Completion of the amended Facility is subject to lender review and approval of definitive documentation and is expected to close prior to year-end.

“We are pleased that a significant number of our existing lenders continue to show strong support and confidence in our investment platform and strategies. Our amended Facility will afford us substantial long-term liquidity,” said Chief Executive Officer James Zelter.

“We believe that the Facility’s flexible, cost effective structure and extended duration will allow Apollo Investment Corporation to continue to grow its business over the long-term,” said Patrick Dalton, President and Chief Operating Officer of the Company.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies as well as public companies whose securities are thinly traded. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488